EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-107141, 333-72277, 333-48315, 333-13167, 033-23048, 333-146388, 333-160298 and 333-188076 on Form S-8 and Nos. 333-13821, 033-28065, 333-42502, 333-154521 and 333-220978 on Form S-3 of Washington Trust Bancorp, Inc. of our report dated February 25, 2020 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Livingston, New Jersey
February 25, 2020